UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 20, 2010

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on the Current Reports on Form 8-K filed by EnteroMedics Inc. (the “Company”) on October 23, 2009 and November 19, 2009, the Company received notices from The NASDAQ Stock Market (“NASDAQ”) on October 19, 2009 and November 13, 2009 advising that it had failed to maintain the minimum Market Value of Listed Securities, the minimum Market Value of Publicly Held Shares and the minimum bid price of $1.00 per share required for continued listing on The NASDAQ Global Market. In anticipation of not regaining compliance with the minimum Market Value of Listed Securities listing requirement prior to the expiration of its grace period, the Company requested, and on January 20, 2010 received, approval from NASDAQ to transfer the listing of its common stock from The NASDAQ Global Market to The NASDAQ Capital Market. The transfer will be effective at the opening of business on Friday, January 22, 2010, and the Company’s common stock will continue to trade under the symbol “ETRM.”

The Company will be afforded the balance of its grace period, until May 12, 2010, to regain compliance with the minimum bid price rule while listed on The NASDAQ Capital Market. If compliance is not regained and the Company is not eligible for an additional grace period, NASDAQ will notify the Company of its determination to delist the Company’s common stock, which decision may be appealed to a NASDAQ Listing Qualifications Panel.

On January 21, 2010, the Company issued a press release with respect to this matter. A copy of the please release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/S/ GREG S. LEA
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: January 21, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 21, 2010.